UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2014

Dynamic Materials Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 15, 2014 the stockholders of the Company (i) elected the persons listed below to serve as directors of the Company until the 2015 Annual Meeting of Stockholders; (ii) approved, by a non-binding advisory vote, the compensation of the Company’s executive officers; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Company had 13,934,094 shares of Common Stock outstanding as of March 17, 2014, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 13,023,480 shares of Common Stock were present in person or represented by proxy.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1    The stockholder elected each of the nine nominees to the Board of Directors for a one-year term. The voting results were as follows:

Name	Shares Voted "For"	Shares Withheld	Broker Non-Votes
Gerard Munera	9,256,489	1,794,250	1,972,741
Kevin T. Longe	10,529,442	521,297	1,972,741
David C. Aldous	9,306,320	1,744,419	1,972,741
Yvon Pierre Cariou	10,336,032	714,707	1,972,741
Robert A. Cohen	9,295,167	1,755,572	1,972,741
James J. Ferris	9,274,431	1,776,308	1,972,741
Richard P. Graff	10,283,176	767,563	1,972,741
Bernard Hueber	10,545,655	505,084	1,972,741
Rolf Rospek	10,331,273	719,466	1,972,741

Proposal 2    The stockholders approved, by a non-binding advisory vote, the compensation of the Company's executive officers. The voting results were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"	Broker Non-Votes
7,548,380	3,304,798	197,561	1,972,741

Proposal 3    The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were as follows:

Shares Voted "For"	Shares Voted "Against"	Shares Voted "Abstain"	Broker Non-Votes
12,417,941	189,836	415,703	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: May 16, 2014	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer